Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY CORPORATION ANNOUNCES THIRD TRANSACTION WITH JV
PARTNER TO FURTHER DEVELOP ITS EAST TEXAS ASSETS

JV Partner Elects into All Remaining Phase III Acreage

ZaZa Receives Cash and Carry Consideration

Totaling ~$15 MM; Additional Two Well Drilling Commitment

HOUSTON, TX (March 12, 2014) - ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ: ZAZA) today announced that it has signed an amendment to its Joint Exploration and Development Agreement (the “Agreement”) with its current joint venture partner, one of the largest independent crude oil and natural gas companies in the United States, to further develop its Eaglebine / Lower Cretaceous assets in the Eagle Ford East.

TRANSACTION HIGHLIGHTS

•                 Phase III Final Acreage Election. ZaZa will immediately assign to its joint venture partner a 75% working interest in all of the Company’s remaining Phase III acreage. As consideration for this final Phase III acreage election, ZaZa will receive approximately $4.7 million of upfront cash and a carry of the Company’s share of future joint venture costs of up to approximately $9.2 million.  ZaZa received an additional $1.1 million of cash from its partner related to the completion of the Range-ZaZa JV Agreement.

•                 Drilling Commitment.  ZaZa’s JV partner also has committed to drill an additional two wells, with the first well commencing no later than July 1, 2014.

MANAGEMENT COMMENTS

Todd A. Brooks, ZaZa’s President and CEO commented, “We have now completed all three phases of the acreage elections with our JV partner.  The additional $15 million of consideration positions us well for our expected JV drilling appraisal and development over the course of 2014.”

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eagle Ford East resource plays in Texas.  More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, ability to raise additional capital or refinance indebtedness, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-

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looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements are listed in the reports and other filings that the Company has filed and may file with the Securities and Exchange Commission.  Any forward-looking statements made by the Company in this presentation and in other written and oral statements are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

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JMR Worldwide

Jay Morakis, Partner

+1 212-266-0191

jmorakis@jmrww.com